                              EMPLOYMENT AGREEMENT



            This EMPLOYMENT AGREEMENT is entered into by and between BigStar Entertainment, Inc., a Delaware corporation (the "Company"), and David Friedensohn, the undersigned individual ("Executive").

                                     RECITAL

            The Company and Executive desire to enter into an Employment Agreement setting forth the terms and conditions of Executive's employment with the Company.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

            1. Employment.

                        (a) Term. The Company hereby employs Executive to serve as CEO of the Company. The employment with the Company is not for any specified period of time. As a result, either the Company or the Executive is free to terminate the employment relationship at any time, subject to the other provisions of this Agreement.

                        (b) Duties and Responsibilities. Executive will be reporting to the Company's Board of Directors. Within the limitations established by the Bylaws of the Company, the Executive shall have each and all of the duties and responsibilities of that position and such other duties on behalf of the Company, as may be assigned from time to time by the Company's Board.

                        (c) Location. The location at which Executive shall perform services for the Company shall be New York, New York.

                        (d) Board Seat. The Company shall nominate Executive to continue to be a Board member while he is employed by the Company, and shall use its commercially reasonable efforts to ensure his election to the Board.

            2. Compensation.

                        (a) Base Salary. Executive shall be paid a base salary ("Base Salary") payable in bi-weekly installments consistent with Company's payroll practices. The Base Salary shall be as follows:
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
                      Calendar Year            Amount
                      -------------            ------
                  1999                        $160,000
                  2000                        $200,000
                  2001 and thereafter         $250,000


                        (b) Payment. Payment of all compensation to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

                        (c) Bonus. Executive shall also be entitled to a guaranteed bonus as follows:

                      Calendar Year            Amount
                      -------------            ------
                  1999                  Quarterly bonus of
                                        $22,500
                  2000                  Quarterly bonus of
                                        $5,000 ($10,000 if
                                        the Company is
                                        publicly traded)
                  2001 and thereafter   Quarterly bonus of
                                        $18,750 ($37,500 if the Company is
                                        publicly traded)


            3. Other Employment Benefits.

                        (a) Business Expenses. Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of his duties under this Agreement.

                        (b) Benefit Plans. Executive shall be entitled to participate in the Company's medical and dental plans, life and disability insurance plans and retirement plans pursuant to their terms and conditions. Executive shall be entitled to participate in any other benefit plan offered by the Company to its employees during the term of this Agreement (other than stock option or stock incentive plans, which are governed by Section 3(d) below). Nothing in this Agreement shall preclude the Company from terminating or amending any employee benefit plan or program from time to time.


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                        (c) Vacation. Executive shall be entitled to four (4)
weeks of vacation each year of full employment, exclusive of legal holidays, as long as the scheduling of Executive's vacation does not interfere with the Company's normal business operations.

                        (d) Stock Options. Executive shall be entitled to options to acquire shares of the Common Stock of the Company pursuant to the terms of the Company's 1999 Stock Option and Incentive Plan, subject to the following terms:

                                    (1) The number of shares for which the
            options will become exercisable shall be 100,000 shares, subject to vesting. The shares will vest in 1/48 equal amounts for each month of continued employment by Executive.

                                    (2) The exercise price for the options shall
            be at seven dollars and twenty-five cents ($7.25) per share, as appropriately adjusted for stock splits, stock dividends, and the like.

                                    (3) The vested options shall be exercisable
            until the earlier of five (5) years after vesting or 90 days after termination of Executive's employment with the Company. Executive may elect within 30 days after termination for his stock options to be non-incentive stock options, and in that event, the vested options need not be exercised until five (5) years after the date of vesting.

                                    (4) Issuance of the options shall be in
            accordance with all applicable securities laws and the other terms and conditions of the Company's Stock Option Plan and the Stock Option Agreement with Executive of even date herewith.

                                    (5) Executive shall be given credit for two
            years worth of vesting of his unvested options (and any stock subject to vesting, if any) in the following events: (a) the termination of Executive without cause (defined in Section 5(a) below) or (b) the acquisition of the Company by merger, sale of all or substantially all of the Company's assets, or other reorganization resulting in a change of 50% or more in the ownership of the Company's stock.

                        (e) No Other Benefits. Subject to Section 5(b), Executive understands and acknowledges that the compensation specified in Sections 2 and 3 of this Agreement shall be in lieu of any and all other compensation, benefits and plans; provided, that each year the Board shall review whether it is appropriate to award Executive additional stock options.

                        (f) Life Insurance. The Company shall pay for the premiums of a universal life insurance policy with the benefits payable to the Executive or his heirs, in the principal amount of $1 million, subject to the Company being able to obtain such coverage on reasonable terms.

                        (g) Key Man Life Insurance. The Company shall obtain Key Man Life Insurance on the life of the Executive, in the amount of $2 million, with the proceeds payable to


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the Company. Executive shall cooperate in connection therewith as may be reasonably requested by the Company (including but not limited to taking physical exams).

            4. Executive's Business Activities. Executive shall devote the substantial portion of his entire business time, attention and energy exclusively to the business and affairs of the Company, Executive may serve as a member of the Board of Directors of other organizations that do not compete with the Company, and may participate in other professional, civic, governmental organizations and activities that do not materially affect his ability to carry out his duties hereunder.

            5. Termination of Employment.

                        (a) For Cause. Notwithstanding anything herein to the contrary, the Company may terminate Executive's employment hereunder for cause for any one of the following reasons: (1) conviction of a felony, or a misdemeanor where imprisonment is imposed, (2) Executive's gross incompetence in performing his duties hereunder, or (3) material breach of this Agreement which breach is not cured within ten (10) days following written notice of such breach. Upon termination of Executive's employment with the Company for cause, the Company shall be under no further obligation to Executive for salary or bonus, except to pay all accrued but unpaid base salary, accrued bonus (if any) and accrued vacation to the date of termination thereof.

                        (b) Without Cause. The Company may terminate Executive's employment hereunder at any time without cause, provided, however, that Executive shall be entitled to severance pay in the amount of two (2) years of Base Salary in addition to accrued but unpaid Base Salary and accrued vacation, less deductions required by law, but if, and only if, Executive executes a valid and comprehensive release of any and all claims that the Executive may have against the Company in a form provided by the Company and Executive executes such form.

                        (c) Termination for Good Reason. If Executive terminates his employment with the Company for Good Reason (as hereinafter defined), he shall be entitled to the vesting benefits set forth in Section 3(d)(5) and the severance benefits set forth in Section 5(b). For purposes of this Agreement, "Good Reason" shall mean any of the following: (i) relocation of the Company's executive offices more than forty miles from the current location, without Executive's concurrence; (ii) any material breach by the Company of this Agreement; (iii) a material change in the principal line of business of the Company, without Executive's concurrence, or (iv) any significant change in the Executive's duties and responsibilities.

                        (d) Cooperation. After notice of termination, Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive.

            6. Disability of Executive. The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing his essential duties hereunder with reasonable accommodation by reason of illness or other physical


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or mental incapacity for a period of more than 120 consecutive days. Upon such termination, Executive shall be entitled to all accrued but unpaid Base Salary, accrued bonus (if any) and accrued vacation.

            7. Death of Executive. In the event of the death of Executive, the Company's obligations hereunder shall automatically cease and terminate; provided, however, that within 15 days the Company shall pay to Executive's heirs or personal representatives Executive's Base Salary and accrued vacation accrued to the date of death.

            8. Confidential Information and Invention Assignments. Executive has executed a Confidential Information and Invention Assignment Agreement (the "Confidential Information and Invention Assignment Agreement"). The obligations under the Confidential Information and Invention Assignment Agreement shall survive termination of this Agreement for any reason.

            9. Exclusive Employment. During employment with the Company, (a) Executive will not do anything to compete with the Company's present or contemplated business, nor will he plan or organize any competitive business activity and (b) Executive will not enter into any agreement which conflicts with his duties or obligations to the Company. Executive will not during his employment or within one (1) year after it ends, without the Company's express written consent, solicit or encourage any employee, agent, independent contractor, supplier, consultant, investor, or alliance partner to terminate or alter a relationship with the Company.

            10. Assignment and Transfer. Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void.

            11. No Inconsistent Obligations. Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

            12. Miscellaneous.

                        (a) Attorneys' Fees. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to legal proceedings in connection with this Agreement or Executive's employment with the Company, the party or parties prevailing in such legal proceedings shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such legal proceedings from the non-prevailing party or parties; provided, however, that nothing herein is intended to affect the provisions of Section 12(l).

                        (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles.


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                        (c) Entire Agreement. Except with respect to the Stock
Option Plan and Stock Option Agreement referenced in Section 3(d), this Agreement, together with the Confidential Information and Invention Assignment Agreement, contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.

                        (d) Amendment. This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of the Company.

                        (e) Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

                        (f) Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive.

                        (g) Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

                        (h) Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

                        (i) Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Executive's residence (as noted in the Company's records), or to the Company's principal office, as the case may be.

                        (j) Assistance in Litigation. Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

                        (k) Disputes. Any controversy, claim or dispute arising out of or relating to this Agreement or the employment relationship, either during the existence of the


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employment relationship or afterwards, between the parties hereto, shall be litigated solely in state or federal court in New York, New York. Each party (1) submits to the jurisdiction of such court, (2) waives the defense of an inconvenient forum, (3) agrees that valid consent to service may be made by mailing or delivery of such service to the New York Secretary of State (the "Agent") or to the party at the party's last known address, if personal service delivery can not be easily effected, and (4) authorizes and directs the Agent to accept such service in the event that personal service delivery can not easily be effected. EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth below.



BIGSTAR ENTERTAINMENT, INC.                 EXECUTIVE:




By:    /s/ David Levitsky                    /s/ David Friedensohn
       ---------------------------          -----------------------------------
Name:      David Levitsky                        David Friedensohn
       ---------------------------
Title:   Executive Vice President
       ---------------------------

Date:    March 15, 1999
       ---------------------------



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